UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On February 16, 2013 our board of directors set Thursday, February 21, 2013 as the new record date for the postponed special shareholder meeting to consider and vote upon the previously announced financing with certain affiliates of certain investment funds indirectly managed by Apollo Global Management, LLC (“Apollo”).  Holders of our common stock at the close of business on the record date will be eligible to vote at the special meeting.

On January 16, 2013 we announced that the special shareholder meeting scheduled for that day had been postponed so that updated proxy information could be completed.  We and Apollo are currently discussing potential changes to the terms of the financing.  No new date for the meeting has been set at this time, and there can be no assurance that any changes to the proposed financing will be made.  Nevada law and our bylaws require that the meeting date be no more than 60 days after the record date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon Barber
Date: February 19, 2013		Executive Vice President and Chief Financial Officer